Exhibit 10.26

ADDENDUM No. 1

to the

PATENT AND KNOW-HOW LICENSE AGREEMENT

between

PIERRE FABRE MEDICAMENT S.A.

and

NOVACEA, Inc.

Dated

February 21, 2006

ADDENDUM No. 1

This ADDENDUM No. 1 to the Patent and Know-How License Agreement effective as of February 21, 2006 (the “ADDENDUM No. 1 Effective Date”) is executed by and between PIERRE FABRE MEDICAMENT S.A., a corporation organized under the laws of France with headquarters at 45, place Abel-Gance, 92100 BOULOGNE, FRANCE (“PIERRE FABRE”), and, NOVACEA, INC., a Delaware corporation with a principal place of business at 601 Gateway Boulevard, Suite 800, SOUTH SAN FRANCISCO, CALIFORNIA 94080, U.S.A. (“NOVACEA”).

RECITALS

WHEREAS, the Parties have entered into a Patent and Know-How Agreement effective as of July 19, 2005 (the “Agreement”).

WHEREAS, the Parties have agreed to correct Sections 18.1.1 and 18.1.2 of the Agreement and replace them with the language in Article 1 hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Parties agree as follows:

ARTICLE 1– MODIFICATION OF SECTION 18.1.1

Section 18.1.1 of the Agreement is deleted and replaced by the following language:

“Section 18.1.1. Continuing License for NOVACEA. NOVACEA shall have a non-exclusive, worldwide, perpetual, fully paid-up and royalty-free right to use PIERRE FABRE Know-How, PIERRE FABRE’S Improvements and PIERRE FABRE’S interest in any joint Know-How, joint Improvements and Joint Patents (collectively referred to as “PIERRE FABRE Intellectual Property Rights”) to which it was licensed under this Agreement, as well as the unrestricted right to use the NOVACEA Know-How, NOVACEA’S Improvements and NOVACEA’S interest in any joint Know-How, joint Improvements and Joint Patents (collectively referred to as “NOVACEA Intellectual Property Rights”) to use, sell, offer to sell and import Licensed Products and Improvements to which it has rights under this Agreement.”

ARTICLE 2 – MODIFICATION OF SECTION 18.1.2

Section 18.1.2 of the Agreement is deleted and replaced by the following language :

“Section 18.1.2. Continuing License for PIERRE FABRE. PIERRE FABRE shall have the nonexclusive, worldwide, perpetual, fully paid-up and royalty-free right to use NOVACEA Intellectual Property Rights. PIERRE FABRE shall have the unrestricted right to use the PIERRE FABRE Intellectual Property Rights to use, sell, offer to sell and import Licensed Products and Improvements anywhere in the world.”

ARTICLE 3 – MISCELLANEOUS

The present ADDENDUM No. 1 shall become effective as of the ADDENDUM No. 1 Effective Date.

All terms and conditions of the Agreement, not contrary to this ADDENDUM No. 1, shall remain in full force and effect.

For purposes of the present ADDENDUM No. 1, the capitalized terms not otherwise defined herein shall have the meaning set forth in Schedule 1 attached to the Agreement.

IN WITNESS WHEREOF, the Parties hereto have duly executed this ADDENDUM No. 1.

PIERRE FABRE MEDICAMENT S.A.		NOVACEA, INC.

By:	/s/ Jean-Pierre Couzinier	By:	/s/ Brad Goodwin
Name:	Jean-Pierre COUZINIER	Name:	Brad GOODWIN
Title:	Chief Operating Officer	Title:	Chief Executive Officer

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